Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated February 14, 2006, accompanying the consolidated financial statements and schedule and management's annual report of the effectiveness of internal control over financial reporting included in the Annual Report of Healthcare Services Group, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the (i) Post-Effective Amendment No. 1 to the Registration Statement (Forms S-8 No. 33-35915) pertaining to the Incentive Stock Option Plan and the Non-Qualified Stock Option Plans of Healthcare Services Group, Inc. and Subsidiaries, (ii) Registration Statement (Form S-8 No. 333-92835) pertaining to the Employee Stock Purchase Plan and Deferred Compensation Plan of Healthcare Services Group, Inc. and Subsidiaries, (iii) Registration Statement (Form S-8 No. 333-101063), (iv) Registration Statement (Form S-8 No. 333-46656) (v) Registration Statement (Form S-8 No. 33-58765) (vi) Registration Statement (Form S-8) 333-107467, (vii) Registration Statement (Form S-3D) 333-108182 and Registration Statement (Form S-8) 333-127747.



/s/ GRANT THORNTON LLP

Edison, New Jersey
February 14, 2006

                     REPORT OF INDEPENDENT REGISTERD PUBLIC

                         ACCOUNTING FIRM ON SCHEDULE II





THE STOCKHOLDERS AND BOARD OF DIRECTORS
HEALTHCARE SERVICES GROUP, INC.

We have audited in accordance with the standards of the Public company Accounting Oversight Board (United States) the consolidated financial statements of Healthcare Services Group, Inc. and Subsidiaries referred to in our report dated February 14, 2006, which is included in the Company's annual report to security holders and incorporated by reference in Part II of this form. Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule II is presented for purposes of additional analysis and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ GRANT THORNTON LLP

Edison, New Jersey
February 14, 2006

                HEALTHCARE SERVICES GROUP, INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

                                                            ADDITIONS
                                               ---------------------------------
                                BALANCE-         CHARGED TO         CHARGED TO
                              BEGINNING OF       COSTS AND            OTHER            DEDUCTIONS      BALANCE-END
DESCRIPTION                      PERIOD           EXPENSES           ACCOUNTS             (A)           OF PERIOD
-----------                   -------------    ------------       --------------      ------------     ------------
2005
----
Allowance for Doubtful
  Accounts                     $1,869,000       $1,425,000                             $1,019,000        $2,275,000
                               ==========       ==========          ==========         ==========        ==========

2004
----
Allowance for Doubtful
  Accounts                     $3,414,000       $3,700,000                             $5,245,000        $1,869,000
                               ==========       ==========          ==========         ==========        ==========

2003
----
Allowance for Doubtful
  Accounts                     $7,323,000       $4,550,000                             $8,459,000        $3,414,000
                               ==========       ==========          ==========         ==========        ==========

(A) Represents write-offs